EXHIBIT 24.1

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David M. Moffett, Lee R. Mitau and Terrance R. Dolan, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-3 of U.S. Bancorp (the “Company”), and any and all amendments thereto, including post-effective amendments, in connection with the registration under the Securities Act of 1933, as amended, of debt and equity securities, including other securities the Company may cause to be issued by one or more business trusts formed and controlled by the Company, and guarantees, limited guarantees and similar purchase and other obligations issued by the Company or related to the other securities issued by the business trusts, in an aggregate amount not to exceed $10 billion, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Jerry A. Grundhofer	Chairman and Chief	April 19, 2005
Executive Officer
Jerry A. Grundhofer

/s/ David M. Moffett	Vice Chairman and Chief	April 19, 2005
Financial Officer
David M. Moffett

/s/ Terrance R. Dolan	Executive Vice President	April 19, 2005
and Controller
Terrance R. Dolan

/s/ Victoria Buyniski Gluckman	Director	April 19, 2005

Victoria Buyniski Gluckman

/s/ Arthur D. Collins, Jr.	Director	April 19, 2005

Arthur D. Collins, Jr.

Signature	Title	Date
/s/ Peter H. Coors	Director	April 19, 2005

Peter H. Coors

/s/ Joel W. Johnson
	Director	April 19, 2005
Joel W. Johnson

/s/ Jerry W. Levin
	Director	April 19, 2005
Jerry W. Levin

/s/ David B. O’Maley
	Director	April 19, 2005
David B. O’Maley

/s/ O’dell M. Owens, M.D., M.P.H.
	Director	April 19, 2005
O’dell M. Owens, M.D., M.P.H.

/s/ Richard G. Reiten
	Director	April 19, 2005
Richard G. Reiten

/s/ Craig D. Schnuck
	Director	April 19, 2005
Craig D. Schnuck

/s/ Warren R. Staley
	Director	April 19, 2005
Warren R. Staley

/s/ Patrick T. Stokes
	Director	April 19, 2005
Patrick T. Stokes